Exhibit (S)(v)

POWER OF ATTORNEY

COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY

We, the undersigned, hereby severally constitute and appoint Samuel Ramos, Sarah M. Patterson, Erin Schwerzmann, and Elizabeth Constant, individually, and each of them singly, our true lawful attorneys, with full power to them and each of them to sign for us, and in our names and in any and all capacities, any and all amendments to the Registration Statement filed on Form N-6, with respect to VEL II Account of Commonwealth Annuity and Life Insurance Company, supporting life insurance contracts issued by Commonwealth Annuity and Life Insurance Company under file number 033-57792 (VEL II 93), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with any other regulatory agency or state authority that may so require, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney for the purpose herein set forth.

Signature	Title	Date

/s/ Peter John Rugel	Director, Chief Operations Officer	April 4, 2022
Peter John Rugel